Exhibit 99.1

Capital Senior Living Corporation

For Immediate Release	Contact:	Ralph A. Beattie
972/770-5600

CAPITAL SENIOR LIVING CORPORATION AND GE HEALTHCARE FINANCIAL SERVICES FORM JOINT VENTURE TO ACQUIRE FIVE SENIOR HOUSING COMMUNITIES

New venture demonstrates commitment to long-term care real estate

DALLAS – (BUSINESS WIRE) – January 13, 2006 – Capital Senior Living Corporation (NYSE:CSU) and GE Healthcare Financial Services today announced the formation of a joint venture to acquire five senior housing communities from a third party. The new venture will be funded by Capital Senior Living and GE Healthcare Financial Services, demonstrating both companies’ significant commitment to long-term care real estate. Under the venture agreement, Capital Senior Living will earn management fees and may receive additional incentive distributions.

“We are excited to form this new joint venture with GE Healthcare Financial Services that represents a significant investment in the senior housing sector,” said James A. Stroud, Chairman of Capital Senior Living. “This transaction combines the financial strength and reputation of GE Healthcare Financial Services with the operational expertise of Capital Senior Living to form a dynamic partnership for this acquisition, as well as future growth opportunities.”

The five communities will be purchased by the venture for $46.85 million. These communities comprise 293 assisted living units and will increase Capital Senior Living’s resident capacity by 389. Current combined occupancy at the five communities is approximately 92 percent. The acquisition should close early 2006, pending approvals and other customary closing conditions.

“We are pleased to form a new joint venture with a quality partner like GE Healthcare Financial Services,” said Lawrence A. Cohen, Chief Executive Officer at Capital Senior Living. “We are confident that this venture will further enhance our track record of successful returns for the company and our joint venture partners. These properties are an excellent complement to our existing midwest communities.”

"We saw an opportunity to expand our offerings through a direct investment in the growing long-term care real estate arena," said Thad Wilson, Vice President of Real Estate Equity for GE Healthcare Financial Services. "Capital Senior Living’s operational excellence complements our deep capabilities in healthcare and real estate. The combination of one of the nation’s largest senior housing operators and our comprehensive financing abilities will be a strong one."

MORE

About Capital Senior Living

Capital Senior Living Corporation is one of the nation’s largest operators of residential communities for senior adults. The Company’s operating philosophy emphasizes a continuum of care, which integrates independent living, assisted living and home care services, to provide residents the opportunity to age in place.

The Company currently operates 55 senior living communities in 20 states with an aggregate capacity of approximately 8,900 residents, including 33 senior living communities which the Company owns or in which the Company has an ownership interest, 7 leased communities and 15 communities it manages for third parties. In the communities operated by the company, 85 percent of residents live independently and 15 percent of residents require assistance with activities of daily living.

About GE Healthcare Financial Services

GE Healthcare Financial Services is a provider of capital, financial solutions, and related services for the global healthcare market. With over $13 billion of capital committed to the healthcare industry, GE Healthcare Financial Services offers a full range of capabilities from equipment financing and real estate financing to working capital lending, vendor programs, and practice acquisition financing. With its knowledge of all aspects of healthcare from hospitals and long-term care facilities to physicians’ practices and life sciences, GE Healthcare Financial Services works with customers to create tailored financial solutions that help them improve their productivity and profitability. For more information, visit www.gehealthcarefinance.com.

The forward-looking statements in this release are subject to certain risks and uncertainties that could cause results to differ materially, including, but not without limitation to, the Company’s ability to find suitable acquisition properties at favorable terms, financing, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensure, availability of insurance at commercially reasonable rates, and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission.

Contact Ralph A. Beattie, Chief Financial Officer, at 972-770-5600 or Deia Campanelli at 312-441-6169 for more information.

#####